            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the
Payer -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------------------
     FOR THIS TYPE OF          GIVE THE SOCIAL
         ACCOUNT:            SECURITY NUMBER OF:
---------------------------------------------------
  1. Individual             The individual
  2. Two or more            The actual owner of
     individuals (joint     the account or, if
     account)               combined funds, any
                            one of the
                            individuals(1)
  3. Husband and wife       The actual owner of
     (joint account)        the account or, if
                            joint funds, either
                            person(1)
  4. Custodian account of a The minor(2)
     minor (Uniform Gift to
     Minors Act)
  5. Adult and minor (joint The adult or, if the
     account)               minor is the only
                            contributor, the
                            minor(1)
  6. Account in the name of The ward, minor, or
     guardian or committee  incompetent person(3)
     for a designated ward,
     minor, or incompetent
     person
  7. a. The usual revocable The grantor-trustee(1)
        savings trust
        account (grantor is
        also trustee)
     b. So-called trust     The actual owner(1)
        account that is not
        a legal or valid
        trust under State
        law
  8. Sole proprietorship    The owner(4)
     account
--------------------------------------------------

--------------------------------------------------
                              GIVE THE EMPLOYER
     FOR THIS TYPE OF       IDENTIFICATION NUMBER
         ACCOUNT:                    OF:
--------------------------------------------------
  9. Sole proprietorship    The owner(4)
     account
 10. A valid trust, estate, Legal entity(5)
     or pension trust
 11. Corporate              The corporation
 12. Association, club,     The organization
     religious, charitable,
     educational or other
     tax-exempt
     organization
 13. Partnership            The partnership
 14. A broker or registered The broker or nominee
     nominee
 15. Account with the       The public entity
     Department of
     Agriculture in the
     name of a public
     entity (such as a
     State or local
     government school
     district, or prison)
     that receives
     agricultural program
     payments

--------------------------------------------------

(1) List all names first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Provide the name of the owner. You may also enter your business or "doing business as" name. You may use either your Social Security Number or Taxpayer Identification Number (if you have one).

(5) List all names first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title).

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

- A corporation.

- A financial institution.

- An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.

- The United States or any agency or instrumentality thereof.

- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

- An international organization or any agency, or instrumentality thereof.

- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

- A real estate investment trust.

- A common trust fund operated by a bank under Section 584(a) of the Code.

- An exempt charitable remainder trust, or a non-exempt trust described in
  Section 4947(a)(1) of the Code.

- An entity registered at all times under the Investment Company Act of 1940.

- A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

- Payments of patronage dividends where the amount received is not paid in money.

- Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt interest dividends under Section 852).

- Payments described in Section 6049(b)(5) to non-resident aliens.

- Payments on tax-free covenant bonds under Section 1451.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE MUST STILL COMPLETE THE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THE SUBSTITUTE FORM W-9 WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A(a), 6045, and 6050A of the Code.

PRIVACY ACT NOTICE--Section 6109 of the Code requires most recipients of dividends, interest, or other payments to give correct taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers may be required to withhold 31% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER -- If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING -- If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) MISUSE OF TINS -- If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.